Exhibit 99.1

NEWS RELEASE

Teradata Reports 2013 Fourth Quarter and Full-Year Results

•	Fourth quarter revenue of $769 million up 4 percent, up 5 percent in constant currency(1)

•	Full year revenue of $2.692 billion up 1 percent, up 2 percent in constant currency(1)

•	Gross margin and operating margin improvement versus prior year quarter

•	Fourth quarter non-GAAP operating income increased 16 percent year over year(2)

•	GAAP EPS of $0.68 in the quarter, $2.27 for the full-year period

•	Non-GAAP EPS of $0.88 in the quarter, $2.76 for the full-year period(2)

ATLANTA, Georgia—February 6, 2014 — Teradata Corp. (NYSE: TDC), the leading analytic data platforms, applications and services company, today reported revenue of $769 million for the quarter ended December 31, 2013, an increase of 4 percent from $740 million in the fourth quarter of 2012. Fourth quarter revenue increased 5 percent year-over-year when compared in constant currency.(1) For the full-year 2013, revenue was $2.692 billion, a 1 percent increase from $2.665 billion in 2012. In constant currency, revenue increased 2 percent for the full-year comparison.(1)

Gross margin was 56.0 percent, versus 55.4 percent in the fourth quarter of 2012, as reported under U.S. Generally Accepted Accounting Principles (GAAP). On a non-GAAP basis, excluding stock-based compensation expense and special items described in footnote #2, gross margin was 57.3 percent, versus 56.4 percent in the prior year period.(2) The increase in non-GAAP gross margin for the quarter resulted from favorable product revenue mix and higher service gross margin, driven in part from maintenance services revenue growth. Gross margin for the full-year 2013 was 54.7 percent, versus 55.9 percent in 2012. On a non-GAAP basis, excluding special items described in footnote #2, 2013 full-year non-GAAP gross margin was 56.0 percent, versus 56.9 percent for the full-year 2012.(2)

Teradata reported fourth quarter net income of $112 million, or $0.68 per diluted share, which compared to net income of $112 million, or $0.66 per diluted share, in the fourth quarter of 2012. Stock-based compensation expense and other special items, including a $14 million after-tax net loss on equity investments during the quarter, reduced Teradata’s 2013 fourth quarter net income by $32 million or $0.20 of earnings per diluted share as reported under GAAP.(2) Excluding stock-based compensation expense and special items, non-GAAP net income in the fourth quarter of 2013 was $144 million, or $0.88 per diluted share, versus $135 million, or $0.79 per diluted share, in the fourth quarter of 2012.(2)

Full-year net income reported under GAAP was $377 million, or $2.27 per diluted share, which compared to net income of $419 million, or $2.44 per diluted share in 2012. Stock-based compensation expense and other special items, including a $14 million after-tax net loss on equity investments during the year, reduced Teradata’s 2013 net income by $82 million or $0.49 of earnings per diluted share.(2) Excluding stock-based compensation expense and special items, full-year non-GAAP net income was $459 million, or $2.76 per diluted share in 2013, compared to $489 million, or $2.85 per diluted share in 2012.

“Teradata made progress on several fronts in the fourth quarter, including product revenue growth, product gross margin, record non-GAAP operating margin and an increased number of new customer additions and Fortune 500 wins,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “The adoption of our Unified Data Architecture which leverages Teradata, Hadoop and Aster, along with our integrated marketing management suite, continues to accelerate as we enter 2014.”

Segment Revenue Performance

(in millions)

	For the Three Months Ended December 31
	2013	2012	% Change as Reported	% Change in Constant Currency(1)
Americas	$464	$449	3%	4%
International*	$305	$291	5%	8%

Total Revenue	$769	$740	4%	5%

	For the Twelve Months Ended December 31
	2013	2012	% Change as Reported	% Change in Constant Currency(1)
Americas	$1,633	$1,619	1%	1%
International*	$1,059	$1,046	1%	4%

Total Revenue	$2,692	$2,665	1%	2%

*	For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

Operating Income

Fourth quarter GAAP operating income of $177 million compared to $150 million reported in the fourth quarter of 2012. On a non-GAAP basis, operating income was $205 million versus $177 million in the fourth quarter of 2012.(2) The increase was primarily due to favorable revenue mix and lower variable incentive-based compensation expense, offset somewhat by higher selling expense largely driven by the addition of sales resources during the last 12 months.

Full-year operating income was $532 million in 2013, versus $580 million in 2012. On a non-GAAP basis, full-year operating income was $641 million, versus $678 million in 2012.(2) The year-over-year decrease was due to lower gross margin and higher selling expense, which was partially offset by lower variable incentive-based compensation expense.

Income Taxes

Teradata’s GAAP tax rate was 27.3% in the fourth quarter 2013 versus 24.8% in 2012. The increase was largely driven by a higher mix of U.S. pre-tax earnings in 2013 than was previously forecasted.

The fourth quarter 2013 non-GAAP tax rate was 29.4% as compared to 23.3% in 2012, driven by a higher mix of U.S. pre-tax non-GAAP earnings in 2013 versus 2012, and the recognition timing of the tax benefit for the 2013 U.S. R&D tax credit. In 2013 the R&D tax credit was recognized ratably over the full-year period, whereas the benefit of the 2012 tax credit was recognized entirely in the fourth quarter of 2012 for non-GAAP purposes due to the credit being retroactively reinstated in January of 2013.

The full-year 2013 GAAP tax rate was 25.8% versus 27.5% for 2012, mainly due to the tax benefit of both the 2012 and 2013 U.S. R&D tax credit being recognized in 2013 when the tax credit was retroactively reinstated.

The full-year 2013 non-GAAP tax rate was 28.2% as compared to 27.7% for 2012, driven by a higher mix of U.S. non-GAAP pre-tax earnings in 2013 than was previously forecasted.

Cash Flow

During the fourth quarter of 2013, Teradata generated $63 million of cash from operating activities, compared to $124 million in the prior-year period. Teradata generated $25 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the fourth quarter of 2013, versus $85 million in the same period in 2012. The timing of payments and a higher accounts receivable balance year-over-year were the primary drivers that led to the lower free cash flow in the fourth quarter of 2013.

For the full year, Teradata generated $510 million of cash from operating activities, compared to $575 million in 2012. Teradata generated $372 million of free cash flow(3) in 2013, versus $427 million in 2012. Lower net income and the timing of payments were the primary drivers that led to the lower free cash flow versus 2012.

Balance Sheet

Teradata ended the quarter with $695 million in cash, a $167 million decrease from September 30, 2013. During the quarter, Teradata purchased 4.5 million shares of its stock for $195 million. During 2013, Teradata used approximately $382 million of cash to repurchase 7.8 million shares.

As of December 31, 2013, Teradata had total debt of approximately $274 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility, but no funds were drawn from the credit facility as of December 31, 2013.

2014 Outlook

Teradata expects full-year 2014 revenue to grow approximately 3-7 percent in 2014, an increase of 4-8 percent when measured in constant currency.(1)

Teradata expects earnings per share for the full-year 2014 to be in the $2.39-$2.54 range on a GAAP basis and $2.85-$3.00 on a non-GAAP basis, which excludes stock-based compensation expense and other special items.(2)

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s fourth quarter and full-year 2013 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency (“CC”) basis.

	For the Three Months Ended				For the Twelve Months Ended
	December 31				December 31
	(in millions)				(in millions)
	2013	2012	% Chg as Rpt’d	% Chg in CC	2013	2012	% Chg as Rpt’d	% Chg in CC
Revenue
Products (software/hardware)	$372	$362	3%	4%	$1,230	$1,297	-5%	-4%

Consulting services	$225	$224	0%	1%	$818	$776	5%	7%
Maintenance services	$172	$154	12%	14%	$644	$592	9%	10%

Total Services	$397	$378	5%	6%	$1,462	$1,368	7%	8%

Total Revenue	$769	$740	4%	5%	$2,692	$2,665	1%	2%

By segment
Americas	$464	$449	3%	4%	$1,633	$1,619	1%	1%
International*	$305	$291	5%	8%	$1,059	$1,046	1%	4%

Total Revenue	$769	$740	4%	5%	$2,692	$2,665	1%	2%

*	For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

2.	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2013 fourth quarter GAAP net income included the following items, net of tax: $7 million of stock-based compensation expense; $6 million of amortization of acquisition-related intangible assets; $5 million of acquisition transaction, integration and reorganization related expenses; and $14 million for costs related to a net loss on equity investments.

Special items for Teradata’s full-year GAAP net income as reported in this release also included a $4 million income tax benefit related to the 2012 U.S. R&D tax credit, which was retroactively enacted in the first quarter of 2013. The 2012 R&D tax credit benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related the 2012 tax reporting period. However, Teradata did not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until the first quarter of 2013. As a result, the $4 million income tax benefit is included in Teradata’s year-to-date 2013 GAAP net income, but excluded from the company’s year-to-date non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

(in millions, except per share data)

	For the Three Months Ended December 31			For the Twelve Months Ended December 31
	2013	2012	%Chg as Rpt’d	2013	2012	%Chg As Rpt’d
Gross Margin:
GAAP Gross Margin	$431	$410	5%	$1,473	$1,491	-1%
% of Revenue	56.0%	55.4%		54.7%	55.9%
Excluding:
Stock-based compensation expense	2	1		7	4
Purchase accounting adjustments	—	—		—	2
Amortization of acquisition-related intangible assets	5	6		24	22
Transaction, integration and reorganization related costs	3	1		4	2

Non-GAAP Gross Margin	$441	$418	6%	$1,508	$1,521	-1%

% of Revenue	57.3%	56.4%		56.0%	56.9%
Operating Income:
GAAP Operating Income	$177	$150	18%	$532	$580	-8%
% of Revenue	23.0%	20.3%		19.8%	21.8%
Excluding:
Stock-based compensation expense	10	12		49	43
Purchase accounting adjustments	—	—		—	2
Amortization of acquisition-related intangible assets	10	10		43	36
Transaction, integration and reorganization related costs	8	5		17	17

Non-GAAP Operating Income	$205	$177	16%	$641	$678	-5%

% of Revenue	26.7%	23.9%		23.8%	25.4%
Net Income:
GAAP Net Income	$112	$112	0%	$377	$419	-10%
% of Revenue	14.6%	15.1%		14.0%	15.7%
Excluding:
Stock-based compensation expense	7	10		33	29
Purchase accounting adjustments	—	—		—	1
Amortization of acquisition-related intangible assets	6	6		28	23
Transaction, integration and reorganization related costs	5	3		11	13
Net loss on equity investments	14	—		14	—
2012 R&D Tax Credit, enacted in 2013	—	4		-4	4

Non-GAAP Net Income	$144	$135	7%	$459	$489	-6%

% of Revenue	18.7%	18.2%		17.1%	18.3%

	For the periods ended December 31				Full-Year
	Three Months		Twelve Months		2014
Diluted Earnings Per Share:	2013	2012	2013	2012	Guidance
GAAP Diluted Earnings Per Share	$0.68	$0.66	$2.27	$2.44	$2.39—$2.54
Excluding:
Stock-based compensation expense	$0.04	$0.06	$0.20	$0.17	$0.24
Purchase accounting adjustments	—	—	—	$0.01	—
Amortization of acquisition-related intangible assets	$0.04	$0.03	$0.17	$0.13	$0.17
Transaction, integration and reorganization related costs	$0.03	$0.02	$0.06	$0.08	$0.05
Net loss on equity investments	$0.09	—	$0.08	—	—
2012 R&D Tax Credit, enacted in 2013	—	$0.02	($0.02)	$0.02	—
Non-GAAP Diluted Earnings Per Share	$0.88	$0.79	$2.76	$2.85	$2.85—$3.00

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Periods Ended December 31 (in millions)
	Three Months		Twelve Months
	2013	2012	2013	2012
Cash provided by operating activities (GAAP)	$63	$124	$510	$575
Less capital expenditures for:
Expenditures for property and equipment	(16)	(18)	(60)	(67)
Additions to capitalized software	(22)	(21)	(78)	(81)

Total capital expenditures	(38)	(39)	(138)	(148)

Free Cash Flow (non-GAAP measure)(3)	$25	$85	$372	$427

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the analytics data solutions business, including ongoing consolidation activity, threats from new and emerging analytic data technologies and competitors, and increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata

Teradata (NYSE: TDC), a global leader in analytic data platforms, marketing and analytic applications, and consulting services, helps organizations become more competitive by increasing the value of their data and customer relationships. Visit teradata.com for details.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.co

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Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended December 31
	Three Months			Twelve Months
	2013	2012	% Chg	2013	2012	% Chg
Revenue
Products	$372	$362	3%	$1,230	$1,297	-5%
Services	397	378	5%	1,462	1,368	7%

Total revenue	769	740	4%	2,692	2,665	1%

Product gross margin	251	243		797	881
% of Revenue	67.5%	67.1%		64.8%	67.9%
Services gross margin	180	167		676	610
% of Revenue	45.3%	44.2%		46.2%	44.6%

Total gross margin	431	410		1,473	1,491
% of Revenue	56.0%	55.4%		54.7%	55.9%

Selling, general and administrative expenses	210	210		757	728
Research and development expenses	44	50		184	183

Income from operations	177	150		532	580
% of Revenue	23.0%	20.3%		19.8%	21.8%

Other expense, net	(23)	(1)		(24)	(2)

Income before income taxes	154	149		508	578
% of Revenue	20.0%	20.1%		18.9%	21.7%

Income tax expense	42	37		131	159

% Tax rate	27.3%	24.8%		25.8%	27.5%

Net income	$112	$112		$377	$419

% of Revenue	14.6%	15.1%		14.0%	15.7%

Net income per common share
Basic	$0.69	$0.67		$2.31	$2.49
Diluted	$0.68	$0.66		$2.27	$2.44

Weighted average common shares outstanding
Basic	161.7	167.4		163.4	168.2
Diluted	164.4	170.7		166.4	171.7

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	December 31, 2013	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$695	$862	$729
Accounts receivable, net	717	546	668
Inventories	56	67	47
Other current assets	95	85	90

Total current assets	1,563	1,560	1,534
Property and equipment, net	161	157	150
Capitalized software, net	195	189	173
Goodwill	946	945	932
Acquired intangible assets	149	159	186
Deferred income taxes	24	25	29
Other assets	58	83	62

Total assets	$3,096	$3,118	$3,066

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$114	$98	$141
Payroll and benefits liabilities	136	124	158
Deferred revenue	390	374	375
Other current liabilities	136	126	132

Total current liabilities	776	722	806
Long-term debt	248	255	274
Pension and other postemployment plan liabilities	76	81	73
Long-term deferred revenue	25	26	30
Deferred tax liabilities	87	87	83
Other liabilities	27	29	21

Total liabilities	1,239	1,200	1,287

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	973	963	898
Treasury Stock	(1,184)	(989)	(806)
Retained earnings	2,033	1,921	1,656
Accumulated other comprehensive income	33	21	29

Total stockholders’ equity	1,857	1,918	1,779

Total liabilities and stockholders’ equity	$3,096	$3,118	$3,066

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months		Twelve Months
	2013	2012	2013	2012
Operating activities
Net income	$112	$112	$377	$419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38	33	147	126
Stock-based compensation expense	10	12	49	43
Excess tax benefit from stock-based compensation	—	(4)	(7)	(37)
Deferred income taxes	11	49	18	77
Loss on investments	25	—	25	—
Changes in assets and liabilities:
Receivables	(172)	(145)	(46)	(165)
Inventories	10	(7)	(9)	14
Current payables and accrued expenses	23	82	(63)	105
Deferred revenue	14	23	9	42
Other assets and liabilities	(8)	(31)	10	(49)

Net cash provided by operating activities	63	124	510	575

Investing activities
Expenditures for property and equipment	(16)	(18)	(60)	(67)
Additions to capitalized software	(22)	(21)	(78)	(81)
Business acquisitions and other investing activities, net	3	(35)	(36)	(274)

Net cash used in investing activities	(35)	(74)	(174)	(422)

Financing activities
Repurchases of common stock	(195)	(238)	(382)	(277)
Repayments of long-term borrowings	(4)	(3)	(15)	(11)
Excess tax benefit from stock-based compensation	—	4	7	37
Other financing activities, net	5	7	28	55

Net cash used in financing activities	(194)	(230)	(362)	(196)

Effect of exchange rate changes on cash and cash equivalents	(1)	—	(8)	—

Decrease in cash and cash equivalents	(167)	(180)	(34)	(43)
Cash and cash equivalents at beginning of period	862	909	729	772

Cash and cash equivalents at end of period	$695	$729	$695	$729

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months				Twelve Months
	2013	2012	% Change As Reported	% Change Constant Currency	2013	2012	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$464	$449	3%	4%	$1,633	$1,619	1%	1%
International	305	291	5%	8%	1,059	1,046	1%	4%

Total revenue	769	740	4%	5%	2,692	2,665	1%	2%

Segment gross margin

Americas	279	264			947	967
% of Revenue	60.1%	58.8%			58.0%	59.7%

International	152	146			526	524
% of Revenue	49.8%	50.2%			49.7%	50.1%

Total gross margin	431	410			1,473	1,491
% of Revenue	56.0%	55.4%			54.7%	55.9%

Selling, general and administrative expenses	210	210			757	728
Research and development expenses	44	50			184	183

Income from operations	$177	$150			$532	$580

% of Revenue	23.0%	20.3%			19.8%	21.8%